EXHIBIT 99.1

IR INQUIRIES:

Charles Messman

Investor Relations

949-362-5800

IR@smithmicro.com

Smith Micro Reports Second Quarter 2020 Financial Results

PITTSBURGH, PA, August 5, 2020 – Smith Micro Software, Inc. (NASDAQ: SMSI) (“Smith Micro” or the “Company”) today reported financial results for its second quarter ended June 30, 2020.

“I am pleased with our results for the first half of 2020, particularly with our ongoing R&D efforts as we continue to ramp product development to meet the demands of our growing customer base,” said William W. Smith, Jr., President and CEO of Smith Micro. “In the second quarter, we remained profitable, generated free cash flow, readied our SafePath® platform for launch with a new wireless carrier, and deployed our ViewSpot® solution at another carrier -  all while navigating the unique demands of doing business during the COVID-19 pandemic.”

Second Quarter 2020 Financial Results

Smith Micro reported revenue of $12.9 million for the second quarter ended June 30, 2020, compared to $10.9 million reported in the second quarter ended June 30, 2019.

Second quarter 2020 gross profit was $11.7 million compared to $9.9 million reported in the second quarter of 2019.

Gross profit as a percentage of revenue was 90 percent for the second quarter of 2020 compared to 91 percent for the second quarter of 2019.

Generally accepted accounting principles in the United States (“GAAP”) net income available to common stockholders for the second quarter of 2020 was $1.4 million, or $0.03 diluted earnings per share, compared to GAAP net income available to common stockholders of $3.4 million, or $0.10 diluted earnings per share, for the second quarter of 2019.

Smith Micro Software Second Quarter 2020 Financial Results	Page 2

Non-GAAP net income (which excludes stock-based compensation, amortization of intangibles, transaction gains, acquisitions costs, and preferred stock dividends) for the second quarter of 2020 was $3.0 million, or $0.07 diluted earnings per share, compared to non-GAAP net income of $3.6 million, or $0.10 diluted earnings per share, for the second quarter of 2019.

Second Quarter Year-to-Date 2020 Financial Results

Smith Micro reported revenue of $26.3 million for the six months ended June 30, 2020, compared to $19.3 million reported in the six months ended June 30, 2019.

Gross profit for the six months ended June 30, 2020 was $23.8 million compared to $17.4 million reported for the same period in 2019.

Gross profit as a percentage of revenue was 91 percent for the six months ended June 30, 2020 compared to 90 percent for the six months ended June 30, 2019.

GAAP net income available to common stockholders for the six months ended June 30, 2020 was $3.4 million, or $0.08 diluted earnings per share, compared to GAAP net income available to common stockholders of $3.4 million, or $0.10 diluted earnings per share, for the same period in 2019.

Non-GAAP net income (which excludes stock-based compensation, amortization of intangibles, transaction gains, acquisition costs, and preferred stock dividends) for the six months ended June 30, 2020 was $7.1 million, or $0.17 diluted earnings per share, compared to non-GAAP net income of $4.3 million, or $0.13 diluted earnings per share, for the six months ended June 30, 2019.

Total cash and cash equivalents at June 30, 2020 were $23.6 million.

To supplement our financial information presented in accordance with GAAP, the Company considers and has included in this press release certain non-GAAP financial measures, including a non-GAAP reconciliation of gross profit, income before taxes, net income available to common stockholders, and earnings per share in the presentation of financial results in this press release. Management believes this non-GAAP presentation may be more meaningful in analyzing our income generation and has therefore excluded the following items from GAAP earnings calculations: stock-based compensation, amortization of intangibles, transaction gains, acquisition costs, and preferred stock dividends. Additionally, since the Company currently has federal and state net operating loss carryforwards that can be utilized to reduce future cash payments for income taxes, these non-GAAP adjustments have not been tax effected and the resulting income tax expense reflects actual taxes paid or accrued during each period. This presentation

Smith Micro Software Second Quarter 2020 Financial Results	Page 3

may be considered more indicative of our ongoing operational performance. The table below presents the differences between non-GAAP net income and net income on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-financial measures as reported by Smith Micro may not be comparable to similarly titled amounts reported by other companies.

Investor Conference Call

Smith Micro will hold an investor conference call today, August 5, 2020 at 4:30 p.m. EDT, to discuss the Company’s second quarter 2020 financial results. To access the call, dial 1-844-701-1164; international participants can call 1-412-317-5492. A passcode is not required to join the call; ask the operator to be placed into the Smith Micro conference. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

About Smith Micro Software, Inc.

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers and cable MSOs around the world. From enabling the family digital lifestyle to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. The Smith Micro portfolio also includes a wide range of products for creating, sharing and monetizing rich content, such as visual voice messaging, optimizing retail content display and performing analytics on any product set. For more information, visit www.smithmicro.com.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.

Smith Micro Software Second Quarter 2020 Financial Results	Page 4

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related conference call may be, forward-looking statements regarding future events or results, including statements related to our financial prospects and other projections of our outlook or performance and our future business plans, and statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will” and other similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Among the important factors that could cause or contribute to such differences are customer concentration, given that the majority of our sales depend on a few large customer relationships, the impact of the COVID-19 pandemic on our business and financial results, changes in demand for our products from our customers and their end-users, changes in requirements for our products imposed by our customers or by the third party providers of software and/or platforms that we use, our ability to effectively integrate, market and sell acquired product lines, new and changing technologies, customer acceptance and timing of deployment of those technologies, and our ability to compete effectively with other software and technology companies. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro Software Second Quarter 2020 Financial Results	Page 5

Smith Micro Software, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except per share data) - unaudited

	GAAP	Stock Compensation	Intangibles Amortization	Gain on Sale of Software Product	Acquisition Costs	Preferred Stock Dividends	Non- GAAP
Three Months Ended 6/30/20
Gross profit	$11,664	$-	$-	$-	$-	$-	$11,664

Selling and marketing expenses	2,613	(144)	(483)	-	-	-	1,986
Research and development expenses	4,604	(146)	(366)	-	-	-	4,092
General and administrative expenses	3,070	(518)	-	-	-	-	2,552
Restructuring expense	-	-	-	-	-	-	-
Total operating expenses	10,287	(808)	(849)	-	-	-	8,630

Income before provision for income taxes	1,379	808	849	-	-	-	3,036
Net income available to common stockholders	1,379	808	849	-	-	-	3,036
Earnings per share: basic	0.03	0.02	0.02	-	-	-	0.07
Earnings per share: diluted	0.03	0.02	0.02	-	-	-	0.07

Three Months Ended 6/30/19
Gross profit	$9,880	$-	$-	$-	$-	$-	$9,880

Selling and marketing expenses	1,768	(61)	(116)	-	-	-	1,591
Research and development expenses	2,743	(67)	(152)	-	-	-	2,524
General and administrative expenses	2,426	(205)	-	-	-	-	2,221
Restructuring expense	11	-	-	-	-	-	11
Total operating expenses	6,948	(333)	(268)	-	-	-	6,347

Income before provision for income taxes	3,440	333	268	(483)	-	-	3,558
Net income available to common stockholders	3,402	333	268	(483)	-	34	3,554
Earnings per share: basic	0.11	0.01	0.01	(0.02)	-	0.00	0.11
Earnings per share: diluted	0.10	0.01	0.01	(0.01)	-	0.00	0.10

Six Months Ended 6/30/20
Gross profit	$23,814	$-	$-	$-	$-	$-	$23,814

Selling and marketing expenses	5,400	(258)	(750)	-	-	-	4,392
Research and development expenses	8,333	(265)	(614)	-	-	-	7,454
General and administrative expenses	6,738	(918)	-	-	(918)	-	4,902
Restructuring expense	6	-	-	-	-	-	6
Total operating expenses	20,477	(1,441)	(1,364)	-	(918)	-	16,754

Income before provision for income taxes	3,424	1,441	1,364	-	918	-	7,147
Net income available to common stockholders	3,424	1,441	1,364	-	918	-	7,147
Earnings per share: basic	0.08	0.04	0.03	-	0.02	-	0.18
Earnings per share: diluted	0.08	0.03	0.03	-	0.02	-	0.17

Six Months Ended 6/30/19
Gross profit	$17,395	$-	$-	$-	$-	$-	$17,395

Selling and marketing expenses	3,735	(114)	(207)	-	-	-	3,414
Research and development expenses	5,425	(133)	(258)	-	-	-	5,034
General and administrative expenses	5,126	(541)	-	-	(76)	-	4,509
Restructuring expense	115	-	-	-	-	-	115
Total operating expenses	14,401	(788)	(465)	-	(76)	-	13,072

Income before provision for income taxes	3,492	788	465	(483)	76	-	4,338
Net income available to common stockholders	3,417	788	465	(483)	76	67	4,330
Earnings per share: basic	0.11	0.02	0.01	(0.02)	0.00	0.00	0.14
Earnings per share: diluted	0.10	0.02	0.01	(0.01)	0.00	0.00	0.13

Smith Micro Software Second Quarter 2020 Financial Results	Page 6

Smith Micro Software, Inc.
Consolidated Statements of Operations
(in thousands, except per share data) - unaudited

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2020	2019	2020	2019
Revenues	$12,933	$10,854	$26,255	$19,286
Cost of revenues	1,269	974	2,441	1,891
Gross profit	11,664	9,880	23,814	17,395

Operating expenses:
Selling and marketing	2,613	1,768	5,400	3,735
Research and development	4,604	2,743	8,333	5,425
General and administrative	3,070	2,426	6,738	5,126
Restructuring expense	—	11	6	115
Total operating expenses	10,287	6,948	20,477	14,401
Operating income	1,377	2,932	3,337	2,994
Non-operating income (expense):
Interest income, net	2	31	87	30
Gain on sale of software product	—	483	—	483
Other expense, net	—	(6)	—	(15)
Income before provision for income taxes	1,379	3,440	3,424	3,492
Income tax expense	—	4	—	8
Net income	1,379	3,436	3,424	3,484
Less preferred stock dividends	—	(34)	—	(67)
Net income available to common stockholders	$1,379	$3,402	$3,424	$3,417

Earnings per share:
Basic	$0.03	$0.11	$0.08	$0.11
Diluted	$0.03	$0.10	$0.08	$0.10

Weighted average shares outstanding:
Basic	41,127	32,068	40,305	31,685
Diluted	43,079	35,308	42,346	33,365

Smith Micro Software Second Quarter 2020 Financial Results	Page 7

Smith Micro Software, Inc.
Consolidated Balance Sheets
(in thousands)
	unaudited	audited
	June 30,	December 31,
	2020	2019
ASSETS
Current Assets:
Cash & cash equivalents	$23,614	$28,268
Accounts receivable, net	12,542	10,894
Prepaid and other assets	1,427	802
Total current assets	37,583	39,964
Equipment & improvements, net	2,063	2,109
Right-of-use assets	6,384	6,464
Deferred tax asset, net	94	94
Other assets	458	234
Intangible assets, net	15,027	4,535
Goodwill	11,493	7,797
TOTAL ASSETS	$73,102	$61,197

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$3,936	$2,050
Accrued payroll and benefits	2,633	2,107
Current operating lease liabilities	1,381	1,221
Other accrued liabilities	241	244
Deferred revenue	1,650	98
Total current liabilities	9,841	5,720

Operating lease liabilities	5,448	5,774
Deferred rent	815	885
Other long-term liabilities	100	134
Total non-current liabilities	6,363	6,793

Stockholders' Equity:
Common stock	41	38
Additional paid in capital	278,828	274,041
Accumulated comprehensive deficit	(221,971)	(225,395)
Total stockholders' equity	56,898	48,684
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$73,102	$61,197

Smith Micro Software Second Quarter 2020 Financial Results	Page 8

Smith Micro Software, Inc.
Consolidated Statements of Cash Flows
(in thousands) - unaudited
	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2020	2019	2020	2019
Operating activities:
Net income	$1,379	$3,436	$3,424	$3,484
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,018	360	1,662	681
Non-cash lease expense	267	287	511	481
Restructuring costs	—	11	6	115
Gain on sale of software product	—	(483)	—	(483)
Provision for doubtful accounts and other adjustments to accounts receivable	(5)	17	(9)	8
Provision for excess and obsolete inventory	—	—	—	1
Loss on disposal of fixed assets	—	7	—	6
Stock based compensation	809	333	1,441	788
Changes in operating accounts:
Accounts receivable	(654)	(4,083)	(1,637)	(5,842)
Prepaid expenses and other assets	(848)	(332)	(633)	(138)
Accounts payable and accrued liabilities	148	(409)	(692)	(526)
Deferred revenue	(40)	(51)	262	(136)
Net cash provided by (used in) operating activities	2,074	(907)	4,335	(1,561)
Investing activities:
Acquisition of Circle operator business, net	—	—	(12,150)	—
Acquisition of Smart Retail business, net	—	—	—	(3,974)
Capital expenditures	(81)	(177)	(852)	(287)
Other investing activities	11	350	(204)	350
Net cash provided by (used in) investing activities	(70)	173	(13,206)	(3,911)
Financing activities:
Proceeds from exercise of common stock warrants	2,151	—	4,196	—
Dividends paid on preferred stock	—	(33)	—	(67)
Other financing activities	3	—	21	(9)
Net cash provided by (used in) financing activities	2,154	(33)	4,217	(76)
Net increase (decrease) in cash and cash equivalents	4,158	(767)	(4,654)	(5,548)
Cash and cash equivalents, beginning of period	19,456	7,378	28,268	12,159
Cash and cash equivalents, end of period	$23,614	$6,611	$23,614	$6,611

Free cash flow:
Net cash provided by (used in) operating activities	$2,074	$(907)	$4,335	$(1,561)
Capital expenditures	(81)	(177)	(852)	(287)
Free cash flow	$1,993	$(1,084)	$3,483	$(1,848)